Exhibit 23.4


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated February 9, 1998 included in First Home Bancorp Inc.'s Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.


                              /s/ Arthur Andersen LLP

Philadelphia, Pa.
April 15, 1998